UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of Julia P. Gregory as Member of the Board of Directors

On August 2, 2017, the Registrant’s Board of Directors (the “Board”) approved an increase in the size of the Board from six to seven members and appointed Julia P. Gregory as a director to fill the vacancy created by the increase. Ms. Gregory will serve in the class of directors whose term will expire at the Registrant’s 2018 Annual Meeting of Shareholders. Ms. Gregory has also been appointed as chair of the Audit Committee of the Board. Dr. Eric Aguiar resigned from the Audit Committee effective upon Ms. Gregory’s appointment.  There is no arrangement or understanding between Ms. Gregory and any other person pursuant to which she was selected as a director of the Registrant, and there is no family relationship between Ms. Gregory and any of the Registrant’s other directors or executive officers.

Ms. Gregory, age 64, is currently Chairman and CEO of Isometry Advisors, Inc., a biotechnology financial, strategy and management advisory firm. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation (NASDAQ: CFRX) from November 2013 through March 2016 and as a Member of ContraFect’s Board of Directors from April 2014 through March 2016.  Prior to her appointment as CEO, she served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013.  Prior to her time at ContraFect, she served as President and CEO of Five Prime Therapeutics, Inc. (NASDAQ: FPRX) from 2009 until July 2012, and as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. (NASDAQ: LXRX) from 2000 to 2008. Ms. Gregory has twenty years of investment banking experience, starting at Dillon, Read & Co. and subsequently at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory has also served on the Board of Directors at The Global TB Alliance for Drug Development, The Institute for the Study of Aging, a private foundation for Alzheimer’s, and Clinipace, Inc., and currently serves on the Boards of Directors of Iconic Therapeutics, Inc., a private biopharmaceutical company in San Francisco, CA, and the Sosei Group Corporation. Ms. Gregory attained a Masters of Business Administration from the Wharton School at the University of Pennsylvania, and earned her B.A. at the George Washington University.

In accordance with the Registrant’s compensation policy for non-employee directors, on August 2, 2017, Ms. Gregory was granted an option to purchase 36,000 of the Registrant’s common shares at an exercise price of $23.63 per share, the closing price of the Registrant’s common shares on the date of grant.  The shares underlying this option will vest in three annual installments on each of August 2, 2018, 2019 and 2020, subject to Ms. Gregory’s continuous service through each vesting date. Additionally, Ms. Gregory will be entitled to receive a $35,000 annual retainer for her service as a director and a $15,000 annual retainer for her service as both a member and the chair of the Audit Committee.

Item 7.01. Regulation FD Disclosure.

On August 4, 2017, the Registrant issued a press release announcing Ms. Gregory’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 4, 2017, “Biohaven Appoints Julia P. Gregory to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

	By:	/s/ Vlad Coric, M.D.
Date: August 4, 2017		Vlad Coric, M.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 4, 2017, “Biohaven Appoints Julia P. Gregory to Board of Directors.”